UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2022

Checkmate Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39425	36-4813934
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

245 Main Street, 2nd Floor
Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 682-3625

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CMPI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2022, the board of directors (the “Board”) of Checkmate Pharmaceuticals, Inc. (the “Company”) appointed Dr. Jon Wigginton, M.D. to the Board. Dr. Wigginton will serve as a Class III director of the Board for a term expiring on the date of the Company’s annual meeting of stockholders to be held in 2023, or until his earlier death, resignation or removal.

Dr. Wigginton, age 60, is Senior Advisor and Chairman of the Scientific Advisory Board at Cullinan Oncology, Inc. From April 2020 to May 2021, he served as Chief Medical Officer at Cullinan Oncology, Inc. and from April 2020 to June 2021 he served as an Advisor at MPM Capital. Prior to that, he served as the Chief Medical Officer at MacroGenics, Inc. from August 2013 to March 2020. Prior to this, Dr. Wigginton served as the Therapeutic Area Head, Immuno-Oncology, Early Clinical Research and Executive Director, Discovery Medicine-Clinical Oncology at Bristol Myers Squibb Co. (“Bristol Myers”), from October 2008 to August 2013. Prior to joining Bristol Myers, he was the Director of Clinical Oncology at Merck Research Laboratories Inc. from May 2006 to October 2008. During his academic career, Dr. Wigginton served in the Center for Cancer Research, the intramural division of the National Cancer Institute, from July 1992 through May 2007, where he was Head of the Investigational Biologics Section, NCI-CCR. Dr. Wigginton currently serves on the board of directors of Sutro Biopharma, Inc. (Nasdaq: STRO). Dr. Wigginton received his M.D. and B.S. in Biology, with distinction, from the University of Michigan.

The Board has affirmatively determined that Dr. Wigginton is an independent director pursuant to the Nasdaq Stock Market’s governance listing standards and those rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Dr. Wigginton and any other person pursuant to which Dr. Wigginton was appointed as a director. There are no transactions to which the Company is a party and in which Dr. Wigginton has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Dr. Wigginton has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

In connection with the appointment of Dr. Wigginton to the Board, Dr. Wigginton will be entitled to the standard compensation paid by the Company to all of its non-employee directors under the Company’s Non-Employee Director Compensation Policy. Dr. Wigginton will also enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors.

On January 31, 2022, the Company issued a press release regarding the appointment of Dr. Wigginton. The full text of the press release is attached as Exhibit 99.1 hereto. The information in Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press release of Checkmate Pharmaceuticals, Inc. issued on January 31, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKMATE PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Robert Dolski
Robert Dolski
Chief Financial Officer

Date: February 1, 2022